Exhibit 99.1

Fred's Promotes Mary Lou Gardner to Executive Vice President/Chief Merchandising and Marketing Officer

MEMPHIS, Tenn.--(BUSINESS WIRE)--August 16, 2016--Fred's Inc. (NASDAQ: FRED) today announced that it has promoted Mary Lou Gardner to Executive Vice President/Chief Merchandising and Marketing Officer, effective immediately. She replaces Bryan Pugh, who has resigned from the Company.

Commenting on the announcement, Jerry A. Shore, Chief Executive Officer, said, "I am happy to announce that Mary Lou Gardner has accepted the position as Executive Vice President/Chief Merchandising and Marketing Officer. Mary Lou brings a wealth of leadership experience to the Merchandising, Marketing, Pricing and Planning area. She joined Fred's at the beginning of 2016 as Senior Vice President/Strategy/Project Management. In this short time span, she has become an instrumental part of the Fred's team."

Michael K. Bloom, President and Chief Operating Officer, added, "Mary Lou was most recently an executive with CVS Health Corporation, serving in many capacities during her tenure, including Divisional Merchandising Manager for Beauty/Personal Care, Senior Director of Inventory Management, Senior Director of Merchandising General Merchandise/Consumables, Senior Director for Promotional Optimization, and Senior Director for Store Brand Innovation. She excels in the ability to lead and rally a team around a common purpose, which explains her many diverse roles at CVS, where she was called on several times to lead key strategic initiatives. Prior to her time at CVS, Gardner's unique experience spanned international business, from sourcing to strategy and organizational development across several industries including healthcare, banking and higher education. We welcome her increasing contribution to our team's efforts to build on our strategic investments in the future of Fred's."

Fred's, Inc. and subsidiaries operate 651 discount general merchandise stores and three specialty pharmacy-only locations in 15 states in the southeastern United States. Included in the store count are 18 franchised locations. Also, there are 372 full service pharmacy departments located within Fred's stores, including four franchised locations. For more information about the Company, visit Fred's website at www.fredsinc.com.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as "outlook," "guidance," "may," "should," "could," "believe," "anticipate," "plan," "expect," "estimate," "forecast," "goal," "intend," "committed," "continue," or "will likely result" and similar expressions that concern the Company's strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to, those associated with the Company's announced strategic plan, the ultimate terms of the reworked pharmacy distribution agreement, lease buyouts and the underlying assumptions and projections upon which they are based, as well as risks that intended results may not be achieved or may not occur as quickly as expected; the success of announced acquisition activities and future growth trends in businesses acquired; general economic trends; changes in consumer demand or purchase patterns; delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same; a disruption in the Company's data processing services; cyber-security threats; costs and delays in acquiring or developing new store sites; and the factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

CONTACT:
Fred's Inc.
Rick Hans, 901-362-3733, Ext. 2232
Executive Vice President and Chief Financial Officer